Exhibit 99.1

NEWS

5151 San Felipe

Houston, TX 77056

(713) 861-2500

For Immediate Release

Goodman Reports Record Third Quarter Results

Raises 2007 Cash Flow Forecast

•	Net sales increased 9% to $565.5 million

•	Net income increased 34% to $43.1 million

•	Earnings per share, diluted increased 33% to $0.61

HOUSTON (October 25, 2007) — Goodman Global, Inc. (NYSE: GGL) today announced third quarter 2007 financial results. Record net sales of $565.5 million were nine percent greater than the prior year’s third quarter net sales of $517.2 million. Net income grew by 34 percent to $43.1 million from $32.2 million for the prior year’s third quarter. Earnings per share increased 33 percent to $0.61 from the prior year’s third quarter earnings per share of $0.46.

Commenting on the Company’s performance, Charles Carroll, President and Chief Executive Officer said, “Our sales growth has once again been above the industry average and has set a new record for quarterly results for Goodman. We not only grew sales in a very tough market, we also improved our margins and reduced our working capital. This performance is the result of the continued expansion of our dealer network and distribution channels and our commitment to continual design enhancements, productivity and logistics efficiencies.”

Third Quarter Results

Third quarter 2007 net sales increased nine percent, to $565.5 million from $517.2 million for the third quarter of 2006. Sales growth included the benefits of increased volumes, a price increase in late 2006 and the continued mix shift to higher-efficiency products. Unit sales increased across almost all major product categories.

The Company’s net income for the third quarter of 2007 was $43.1 million, compared with $32.2 million for the comparable period in 2006. Net income for the third quarter of 2006 included, net of tax, $0.2 million of IPO-related expenses and a $1.6 million impact from commodity derivatives that did not qualify for hedge accounting treatment. Net income for the third quarter of 2007 increased 40 percent from the prior year’s third quarter adjusted net income of $30.8 million. The increase in net income was driven by higher sales volumes, the prior year’s price increase, the continued shift to higher-efficiency products, improved productivity and lower interest expense. This was offset somewhat by increases in selling, general and administrative costs and depreciation expense as well as a higher tax rate.

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October 25, 2007

Earnings per share, diluted for the third quarter of 2007 was $0.61, compared with earnings per share, diluted of $0.46 for the third quarter of 2006. Earnings per share diluted for the third quarter of 2006 included the impact of commodity derivatives that did not qualify for hedge accounting treatment. Third quarter 2007 diluted earnings per share increased 39 percent from diluted adjusted earnings per share of $0.44 for the third quarter of 2006.

For the third quarter of 2007, the Company reported EBITDA of $94.2 million, a 27 percent increase from $74.4 million for the same period in 2006. EBITDA for the third quarter of 2006 included the impact of commodity derivatives that did not qualify for hedge accounting treatment. EBITDA for the third quarter of 2007 increased 31 percent from the 2006 third quarter adjusted EBITDA of $72.0 million.

The Company concluded the quarter with net debt of $680.4 million, a $192.5 million reduction from September 30, 2006 net debt of $872.9 million. The decrease in net debt was primarily achieved through strong earnings performance and working capital improvements.

First Nine Months Results

Net sales for the first nine months of 2007 increased eight percent to $1.51 billion from net sales of $1.40 billion for the first nine months of 2006. The increase in net sales was driven by the continued shift to higher efficiency products, the prior year’s price increases, and an increase in market share.

Net income for the first nine months of 2007 was $86.7 million, compared with net income of $50.3 million for the first nine months of 2006. For the first nine months of 2006, net income included, net of tax, $13.1 million of IPO-related expenses and monitoring fees and a $2.7 million impact from commodity derivatives that did not qualify for hedge accounting treatment. Net income for the first nine months of 2007 increased 31 percent from an adjusted net income of $66.0 million for the first nine months of 2006.

Earnings per share, diluted was $1.22 for the first nine months of 2007 and earnings per share, diluted available to common shareholders was $0.69 for the comparable period of 2006. For the first nine months of 2006, diluted earnings per share available to common shareholders included IPO-related expenses and monitoring fees and the impact of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Earnings per share was further reduced by dividends on the Company’s Series A Preferred Stock. Adjusted to exclude these items and treat the IPO as though it had occurred at the beginning of 2006 with the preferred stock redeemed at that time, diluted pro-forma adjusted earnings per share for the first nine months of 2006 was $0.94. As a result, diluted earnings per share for the first nine months of 2007 increased 30 percent from diluted pro-forma adjusted earnings per share of $0.94 for the first nine months of 2006.

EBITDA for the first nine months of 2007 was $213.9 million and EBITDA for the first nine months of 2006 was $160.4 million. For the first nine months of 2006, EBITDA included IPO-related expenses and monitoring fees and the impact of commodity derivatives that did not qualify for hedge accounting treatment. EBITDA for the first nine months of 2007 increased $32.8 million, or 18 percent, from the 2006 first nine months adjusted EBITDA of $181.2 million.

THIRD QUARTER 2007 RESULTS

October 25, 2007

Outlook

“With our strong performance to-date and current business momentum, we are forecasting a solid finish to the year. We expect our 2007 EBITDA and earnings per share to be at the higher end of our previous forecast, and cash generation sufficient to reduce our net debt by at least $170 million,” said Mr. Carroll.

Addressing the outlook for 2008, Mr. Carroll said, “Residential replacement demand is expected to continue to drive our growth despite the prolonged slowdown in residential new construction. We expect to achieve continued profitable growth by leveraging our market position as the value leader with a low-cost structure, maintaining our focus on dealer recruitment and development programs and through further improvements in operating efficiencies. We are concentrating our efforts on making 2008 another year of sales growth, margin expansion and strong cash flow for Goodman,” he concluded.

Conference Call

The Company will host a conference call on Thursday, October 25, 2007 at 11:00 a.m. Eastern time to review the recent quarter’s performance. The call may be accessed by telephone or the Internet. To access the call by telephone, dial 800-659-2056 and use the pass code 73994241. International callers should dial 617-614-2714 and use the same pass code. An Internet link to the call may be found on the Company’s Web site, www.goodmanglobal.com, in the “Management Presentations” section.

A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until November 8, 2007. The replay may be accessed by dialing 888-286-8010 and using the pass code 92274568. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s Web site. Informational exhibits related to the Company’s performance will be available on the Company’s Web site in the “Management Presentations” section and may be referred to during the conference call.

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Company’s common stock. The Company offered 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the underwriters’ over-allotment option. Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes. The termination of the management agreement also concluded the payment of a periodic monitoring fee.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share, all of which are non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures enables investors to better understand

THIRD QUARTER 2007 RESULTS

October 25, 2007

the Company’s underlying operational and financial performance and facilitates comparison of results between periods by eliminating the effects of unusual and non-recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as substitutes for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA, adjusted net income and adjusted earnings per share are calculated to exclude the income and expenses of one-time and non-recurring events. These include, primarily, costs associated with the December 2004 Apollo transaction, the April 2006 IPO and unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Pro-forma adjusted earnings per share is calculated as though the IPO had been completed by the beginning of 2006 and a portion of the proceeds used at that time to redeem all of the outstanding Series A Preferred Stock, including accrued dividends.

EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, EBITDA may be used to determine incentive compensation for employees.

Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The supplementary adjustments to EBITDA, net income and earnings per share to derive adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters

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October 25, 2007

identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets; the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of entering into the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including the receipt of regulatory approvals; the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; risks that the proposed transactions cause the Company’s customers or service providers to terminate or reduce their relationship with the Company; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will need to be obtained for the merger; the impact of the indebtedness that will need to be incurred to finance the consummation of the merger and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 800 distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Goodman Contacts Richard Bajenski (713) 263-5059 richard.bajenski@goodmanmfg.com	Sue Ellen Nutt (713) 263-5089 sue.nutt@goodmanmfg.com

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THIRD QUARTER 2007 RESULTS

October 25, 2007

GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2007	2006
	(in thousands, except per share)
Sales, net	$565,515	$517,227
Costs and expenses:
Cost of good sold	415,184	394,132
Selling, general and administrative expenses	57,241	47,841
Depreciation and amortization expense	9,097	8,396

Operating profit	83,993	66,858
Interest expense, net	16,363	18,188
Other (income) expense, net	(1,140)	845

Earnings before taxes	68,770	47,825
Provision for income taxes	25,663	15,612

Net income	$43,107	$32,213

Net income available to common shareholders	$43,107	$32,213

Net income per share available to common shareholders, diluted	$0.61	$0.46

Average outstanding common shares, diluted	71,021	70,432

	Nine Months Ended September 30,
	2007	2006
	(in thousands, except per share)
Sales, net	$1,509,511	$1,402,369
Costs and expenses:
Cost of good sold	1,140,024	1,076,806
Selling, general and administrative expenses	158,319	158,182
Depreciation and amortization expense	25,820	23,846

Operating profit	185,348	143,535
Interest expense, net	50,256	59,828
Other (income) expense, net	(2,770)	7,013

Earnings before taxes	137,862	76,694
Provision for income taxes	51,153	26,439

Net income	$86,709	$50,255

Preferred stock dividends	—	6,622

Net income available to common shareholders	$86,709	$43,633

Net income per share available to common shareholders, diluted	$1.22	$0.69

Average outstanding common shares, diluted	70,867	63,637

THIRD QUARTER 2007 RESULTS

October 25, 2007

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

EBITDA AND ADJUSTED EBITDA(1)

(Unaudited)

	Three Months Ended September 30,
	2007	2006
	(in thousands)
Net income	$43,107	$32,213
Add:
Provision for income taxes	25,663	15,612
Interest expense, net	16,363	18,188
Depreciation and amortization expense	9,097	8,396

EBITDA	$94,230	$74,409

Adjustments:
Unrealized gains on commodity derivatives	—	(2,452)

Adjusted EBITDA	$94,230	$71,957

	Nine Months Ended September 30,
	2007	2006
	(in thousands)
Net income	$86,709	$50,255
Add:
Provision for income taxes	51,153	26,439
Interest expense, net	50,256	59,828
Depreciation and amortization expense	25,820	23,846

EBITDA	$213,938	$160,368

Adjustments:
Monitoring fees	—	552
IPO-related expenses	—	16,099
Unrealized losses on commodity derivatives	—	4,165

Adjusted EBITDA	$213,938	$181,184

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA, Adjusted EBITDA and other non-GAAP financial measures, see “Non-GAAP Financial Measures.”

THIRD QUARTER 2007 RESULTS

October 25, 2007

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME(2)

(Unaudited)

	Three Months Ended September 30,
	2007	2006
	(in thousands, except per share)
Net income	$43,107	$32,213
Adjustments, net of tax:
IPO-related expenses	—	204
Unrealized gains on commodity derivatives	—	(1,599)

Adjusted net income	$43,107	$30,818

Adjusted net income per share, diluted	$0.61	$0.44

Average outstanding common shares, diluted	71,021	70,432

	Nine Months Ended September 30,
	2007	2006
	(in thousands, except per share)
Net income	$86,709	$50,255
Adjustments, net of tax:
Monitoring fees	—	353
IPO-related expenses	—	12,706
Unrealized losses on commodity derivatives	—	2,715

Adjusted net income	$86,709	$66,029

Preferred stock dividends	—	6,622

Adjusted net income available to common shareholders	$86,709	$59,407

Adjusted net income per share available to common shareholders, diluted	$1.22	$0.93

Pro-forma adjusted net income per share, diluted	$1.22	$0.94

Average outstanding common shares, diluted	70,867	63,637

Pro-forma average outstanding common shares, diluted	70,867	70,609

(2)	Adjusted net income is a non-GAAP financial measure. For more information regarding Adjusted net income and other non-GAAP financial measures, see “Non-GAAP Financial Measures.”

THIRD QUARTER 2007 RESULTS

October 25, 2007

GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET AMOUNTS

(Unaudited)

	Periods Ended September 30,
	2007	2006
	(in thousands)
Cash and cash equivalents	$155,049	$15,168
Accounts receivable, net	277,618	262,821
Inventories	293,829	357,690
Trade accounts payable	136,325	145,336
Accrued liabilities	149,587	140,840
Total assets	1,783,074	1,701,207
Total debt	835,425	888,050

GOODMAN GLOBAL, INC.

SELECTED CASH FLOW AMOUNTS

(Unaudited)

	Three Months Ended September 30,
	2007	2006
	(in thousands)
Changes in operating working capital:
Accounts receivable, net	$39,439	$17,040
Inventories	44,065	19,565
Accounts payable and accrued liabilities	(23,845)	(5,998)

Changes in operating working capital	$59,659	$30,607

Free cash flow:
Net cash provided by operating activities	$113,455	$81,030
Purchases of property, plant and equipment	(3,999)	(10,091)
Proceeds from sale of property, plant and equipment and other	6,604	7

Free cash flow	$116,060	$70,946

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